EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2007, with respect to the financial statements of Material Sciences Corporation Savings and Investment Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Material Sciences Corporation on Form S-8 (File No. 33-81064, effective July 1, 1994).

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2008